1 AMENDED AND RESTATED NOTE THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER OF THIS NOTE, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. MULTIPLE ADVANCE SENIOR SECURED NOTE May 30, 2025 $100,000,000 FOR VALUE RECEIVED, AAM 24-1, LLC, a Minnesota limited liability company (the “Issuer”) promises to pay to the order of (i) Honeywell Common Investment Fund and (ii) Honeywell International Inc. Master Retirement Trust (individually and collectively, the “Investor” and the “Investors”), or its registered assigns, the principal sum of ONE HUNDRED MILLION ($100,000,000) DOLLARS, or, if less, the aggregate unpaid principal amount of all loans made by the Investor pursuant to this Note, payable at the rate provided in Paragraph 1 of this note (this “Note”), on May 31, 2035 (the “Maturity Date”), with interest thereon at the rates set forth below. 1. Interest. (a) Rate of Interest. The Note shall bear interest on the unpaid principal amount thereof from the date issued (the “Issue Date”) through the date this Note is paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) computed at an annual interest rate equal to 8.5% (subject to adjustment as provided in Paragraph 1(b)). Interest on the Note shall be computed on the basis of a 30/360-day year and actual days elapsed and shall be payable semi-annually, in arrears, on the 30th of November and on the 31st of May. For the avoidance of doubt, Schedule 1 to this Note sets forth the interest payment schedule on the initial amount advanced on the date here, assuming no redemption, prepayment or acceleration of the Note. This schedule shall be supplemented with each Future Advance. The first interest payment date shall be November 30, 2025. Notwithstanding anything to the contrary set forth herein, any payment schedule attached as Schedule 1 to this Note is for illustrative purposes only, and principal and interest shall otherwise be due and payable as set forth herein, and any errors in any payment schedule or the failure to supplement any payment schedule in connection with a Future Advance or otherwise shall not in any way change or modify the payment obligations or amounts due hereunder. (b) Default Interest. Following the occurrence and during the continuation of any Event of Default, this Note shall bear interest at rate that is 2.0% in excess of the interest rate otherwise applicable (the “Default Rate”) until such time as the Event of Default is cured or waived as provided herein. Any interest payable pursuant to the foregoing sentence which is not paid when due shall

2 be added to the outstanding principal amount of the Note and shall bear interest at the Default Rate, to the extent permitted by applicable law. (c) Usury Savings. Notwithstanding any other provision herein, the Investor does not intend to charge, and the Issuer shall not be required to pay, interest or other fees or charges in excess of the maximum permitted by applicable law; payments in excess of such maximum shall first be credited to reduce any accrued and unpaid interest on this Note, second to reduce the outstanding principal balance of this Note and thereafter refunded to the Issuer. 2. Third Note Purchase Agreement. The Note is being issued pursuant to the term of that certain Third Note Purchase Agreement, dated as of May 30, 2025 (the “Note Purchase Agreement”), by and among Air T, Inc. (the “Company”), the Issuer and the Investors party thereto (including the Investor). Capitalized terms used herein are used as defined in the Note Purchase Agreement, unless otherwise indicated. The terms of the Note include those stated in the Note Purchase Agreement. The Note is subject to all terms and provisions of the Note Purchase Agreement, and the Investor is referred to the Note Purchase Agreement for a statement of such terms and provisions. If and to the extent that any provision of the Note limits, qualifies or conflicts with a provision of the Note Purchase Agreement, such provision of the Note Purchase Agreement shall control. As of the Issue Date, the face amount of this Note is $100,000,000, representing all amounts available for disbursement to Issuer (subject to the terms of this Note, the Note Purchase Agreement and the other Transaction Documents), is in favor of each Investor, jointly and severally, and advances (including Future Advances) made in connection with the Note Purchase Agreement shall be evidenced by this Note, with allocations to each Investor hereunder determined and agreed upon by and between the Investors. 3. Future Advances. (a) On the Initial Closing Date, Investors shall have collectively advanced under this Note to the Issuer the sum of $40,000,000. Provided no default or event of default of the Issuer or the Company then exists under the Note Purchase Agreement, this Note or any other Transaction Document, and subject to satisfaction of all requirements for any Closing as set forth in the Purchase Agreement, and upon no less than fifteen (15) days written notice to Investors of a request for an advance (which notice shall include, without limitation, the date such advance is requested to be made), the Investors shall advance to the Issuer the following amounts on or within fifteen (15) days of the dates indicated as follows (each such advance, a “Future Advance”): September 30, 2025 $10,000,000 January 30, 2026 $10,000,000 May 30, 2026 $10,000,000 September 30, 2026 $10,000,000 January 30, 2027 $10,000,000 May 30, 2027 $10,000,000 The date and amount of any Future Advance may be further adjusted upon written mutual agreement of the Issuer, Company and Investors.

3 Upon any default or event of default under the Note Purchase Agreement, this Note or any other Transaction Document, Investors may, in their sole and absolute discretion, terminate any commitment to make Future Advances and upon any such election, no further Future Advances will be available to be made to the Issuer (or the Company on its behalf). 4. Payment; Prepayment. (a) Payment of the outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be made by check or wire transfer in same day immediately available United States funds at such place as the Issuer may from time to time designate in writing to the Issuer. If only a partial payment is made, such payment shall be applied first to any accrued interest then due and payable and. second, to the outstanding principal balance due under this Note. (b) On or prior to the first anniversary of the Issue Date, the Issuer may redeem the Note at its option, in whole at any time, or in part from time to time in an aggregate principal amount no less than $1,000,000, upon at least 30 days’ notice to the Investor, at a redemption price equal to 102% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (c) After the first anniversary of the Issue Date and on or prior to the second anniversary of the Issue Date, the Issuer may redeem the Note at its option, in whole at any time, or in part from time to time in an aggregate principal amount no less than $1,000,000, upon at least 30 days’ notice to, Investor, at a redemption price equal to 101% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (d) After the second anniversary of the Issue Date, the Issuer may redeem the Note at its option, in whole at any time, or in part from time to time in a principal amount no less than $1,000,000, upon at least 30 days’ notice to the Investor, at a redemption price equal to 100% of the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. (e) The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Note. 5. Grant of Security Interest. (a) Pursuant to that certain Amended and Restated Stock Pledge Agreement, dated as of May 30, 2025 (the “Stock Pledge Agreement”), by and among the Company, the Issuer and the investors party thereto (including the Investor), the Company grants and pledges to the Investor a security interest in the Equity Collateral (as defined in the Stock Pledge Agreement) to secure prompt repayment of any and all obligations of the Note and to secure prompt performance by the Issuer of each of its covenants and duties under the Note. (b) Except as expressly permitted herein, the Company hereby agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or otherwise encumber any of the Collateral.

4 (c) Investor’s lien on the Collateral shall remain in effect for so long as the Note remains outstanding. 6. Events of Default. For so long as the Note remains outstanding, each of the following shall constitute an “Event of Default” under this Note and the Note Purchase Agreement: (a) the Company and the Issuer fail to pay the principal of, or interest on, this Note, or any other obligations, as and when due and payable; (b) any representation or warranty made or deemed made by the Company Group in the Note Purchase Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with this Note shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made; (c) the Company and the Issuer fail or neglect to perform any obligation, or violate any covenant in Section 4 of the Note Purchase Agreement or fail or neglect to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Note; (d) if there is a default in any agreement to which the Company or the Issuer is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any indebtedness in an amount in excess of $100,000 or that could result in a Material Adverse Effect; (e) (i) the Company or the Issuer is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, (ii) the Company or the Issuer begins an Insolvency Proceeding, or (iii) an Insolvency Proceeding is begun against the Company or the Issuer and not dismissed or stayed within 30 days; (f) one or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $100,000 (not covered by independent third- party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against the Company or the Issuer and shall remain unsatisfied, unvacated, or unstayed for a period of 15 days after the entry thereof (g) if there is a default in any agreement to which the Company or the Issuer is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that could result in a Material Adverse Effect; (h) an event of default shall have occurred under any other agreement between the Investor and the Company and/or Issuer; and (i) the death or incapacity of either of Jeff Golbus or Nick Swenson unless an adequate replacement has been appointed within thirty (30) days hereunder and which person is mutually agreed to by the Issuer, the Company and the Investors, each exercising their reasonable good faith discretion.

5 For purposes of this Paragraph 5. “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief. 7. Rights and Remedies. Following the occurrence and during the continuation of any Event of Default, following a five (5) day cure period, the Investor may, without notice or demand to the Company, do any or all of the following: (a) declare the Note and all other obligations payable thereunder to be forthwith due and payable, whereupon the Note and all such obligations shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company and the Issuer (but if an Event of Default described in Paragraph 6(e) occurs all Note obligations are immediately due and payable without any action by the Investor); (b) make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. The Company and the Issuer shall assemble the Collateral if the Investor requests and make it available as the Investor designates. The Investor may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any lien which appears to be prior or superior to its security interest and pay all expenses incurred. The Company and the Issuer grant the Investor a license to enter and occupy any of its premises, without charge, to exercise any of the Investor’s rights or remedies; (c) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. The Investor is hereby granted a non-exclusive, royalty- free license or other right to use, without charge, the Company’s and the Issuer’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Investor’s exercise of its rights under this Paragraph 7. the Company’s and Issuer’s rights under all licenses and all franchise agreements inure to the Investor’s benefit; (d) demand and receive possession of the Issuer’s book and records; and (e) exercise all rights and remedies available to the Investor under this Note or at law or equity, including all remedies provided by the Uniform Commercial Code (the “UCC”) (including disposal of the Collateral pursuant to the terms thereof). Notwithstanding anything to the contrary set forth herein, in the event of an Event of Default under Section 6(i) above, the Investors may declare the Note and all other obligations payable thereunder to be due and payable within fifteen (15) days of such declaration and which payment shall not be subject to any prepayment premium or prepayment fee otherwise contemplated by Section 4 of this Note so long as payment in full occurs on or before the expiration of such fifteen (15) day period.

6 8. Specific Performance. Many of the rights of the Investor under this Note, whether arising from an Event of Default or otherwise, relate to unique assets and to restrictive covenants, including the right to preclude the Company and the Issuer from taking various actions. The Company, the Issuer and the Investor recognize that the Investor will not obtain the full benefit of its bargain through the receipt of money damages but must receive specific performance of the terms of this Note. Accordingly, the Issuer and the Investor hereby express their intention that a court award equitable relief and enforce specifically the rights of the Investor under this Note. 9. Remedies Cumulative. The Investor’s failure, at any time or times, to require strict performance by the Company and the Issuer of any provision of this Note shall not waive, affect, or diminish any right of the Investor thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the Investor and then is only effective for the specific instance and purpose for which it is given. The Investor’s rights and remedies under this Note are cumulative. The Investor has all rights and remedies provided under the UCC, by law, or in equity. The Investor’s exercise of one right or remedy is not an election, and the Investor’s waiver of any Event of Default is not a continuing waiver. The Investor’s delay in exercising any remedy is not a waiver, election, or acquiescence. 10. Application of Collateral Proceeds. The Investor will apply the proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law. 11. Miscellaneous. (a) Amendments. Etc. No amendment, modification, termination, or waiver of any provision of this Note, nor consent to any departure by the Issuer or Company of any provision of this Note, shall in any event be effective unless the same shall be in writing and signed by the Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (b) No Waiver. No failure or delay on the part of the Investor in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise. (c) Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. (d) Headings. Paragraph headings in this Note are included for the convenience of reference only and shall not constitute a part of this Note for any other purpose. (e) Counterparts. This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, including by facsimile or electronic copy, with

7 the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. (f) Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THE COMPANY. THE ISSUER AND THE INVESTOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION. INCLUDING CONTRACT. TORT. BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. [Intentionally left blank. Signature page to follow]

8 IN WITNESS WHEREOF, the undersigned has caused this Senior Secured Note to be issued as of the date first set forth above. COMPANY: AIR T, INC. By: __________________________ Name: Mark Jundt Title: Corporate Secretary ISSUER: AAM 24-1, LLC By: __________________________ Name: Mark Jundt Title: Corporate Secretary ACKNOWLEDGED AND AGREED AS OF May 30, 2025 HONEYWELL COMMON INVESTMENT FUND By: _______________________________________ Name: Title: HONEYWELL INTERNATIONAL INC. MASTER RETIREMENT TRUST By: _______________________________________ Name: Title:

Schedule 1

INTEREST PAYMENT SCHEDULE

Closing	5/29/2025 Interest Due	Principal Due
11/30/2025	$ 1,709,444.44	0
5/31/2026	$ 1,700,000.00	0
11/30/2026	$ 1,700,000.00	0
5/31/2027	$ 1,700,000.00	0
11/30/2027	$ 1,700,000.00	0
5/31/2028	$ 1,700,000.00	0
11/30/2028	$ 1,700,000.00	0
5/31/2029	$ 1,700,000.00	0
11/30/2029	$ 1,700,000.00	0
5/31/2030	$ 1,700,000.00	0
11/30/2030	$ 1,700,000.00	0
5/31/2031	$ 1,700,000.00	0
11/30/2031	$ 1,700,000.00	0
5/31/2032	$ 1,700,000.00	0
11/30/2032	$ 1,700,000.00	0
5/31/2033	$ 1,700,000.00	0
11/30/2033	$ 1,700,000.00	0
5/31/2034	$ 1,700,000.00	0
11/30/2034	$ 1,700,000.00	0
5/31/2035	$ 1,700,000.00	$ 40,000,000.00

31797593v1

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